UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023 (August 27, 2023)

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 27, 2023, Thorne HealthTech, Inc., a Delaware corporation (“Thorne” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Healthspan Buyer, LLC (“Parent”) and Healthspan Merger Sub, Inc. (“Purchaser,” and together with Parent, the “Buyer Parties”). The Buyer Parties are affiliated funds of L Catterton. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire any and all shares of common stock of the Company, $0.01 par value per share (the “Company Capital Stock”), at a price per share of $10.20 in cash, without interest (the “Per Share Price”) and subject to applicable withholding Taxes.

The Merger Agreement further provides that, as promptly as practicable following the consummation of the Offer, and upon the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving company in the Merger. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), which permits completion of the Merger without a vote of the holders of shares of Company Capital Stock if the Offer is consummated in accordance with the terms of the Merger Agreement (including the satisfaction of the condition that a majority of the then-outstanding Company Common Stock is tendered in the Offer, as described below and more specifically set forth in the definition of the “Minimum Condition” and as set forth in Schedule A of the Merger Agreement).

At the Effective Time of the Merger:

(i) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price, subject to applicable withholding Taxes;

(ii) each Company Option and Company RSU that is outstanding and unexercised as of immediately prior to the Effective Time will accelerate and fully vest and be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product of (A) the amount of the Per Share Price (less, in the case of Company Options, the exercise price per share attributable to such Company Option) multiplied by (B) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option or, in the case of Company RSUs, subject to such Company RSU. Any Company Option that has an exercise price per share equal to or greater than the Per Share Price will be cancelled for no consideration. The payment of the Company Option Consideration and the Company RSU Consideration will be subject to applicable withholding Taxes;

(iii) each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall automatically be cancelled and converted into and will become a right to receive an amount in cash, without interest equal to the product of (A) the amount of the Per Share Price (less the exercise price per share attributable to such Company Warrant) multiplied by (B) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Warrant. The payment of the Company Warrant Consideration will be subject to applicable withholding Taxes.

Also on August 27, 2023, in connection with the execution of the Merger Agreement, Parent delivered to the Company an Equity Commitment Letter, pursuant to which affiliated funds of L Catterton have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, cash amounts sufficient to fund in full the Payment Obligations. The Equity Commitment Letter provides that the Company is an express third party beneficiary thereof and is entitled to enforce the commitment thereunder, on the terms and subject to the conditions set forth therein.

Purchaser’s obligation to accept and pay for shares of Company Common Stock that are validly tendered in the Offer, and not validly withdrawn, is subject to certain conditions set forth in the Merger Agreement, including, but not limited to: (i) that prior to the expiration of the Offer, at least a majority of the then-outstanding Company Common Stock will be validly tendered and not validly withdrawn (within the meaning of Section 251(h) of the DGCL) in accordance with the terms of the Offer (subject to the additional terms set forth in the definition of “Minimum Condition” in the Merger Agreement); (ii) the waiting periods, if any, applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Transactions pursuant thereto will have been obtained; and (iii) no Governmental Authority shall have enacted, issued or promulgated any law that is in effect as of immediately prior to the expiration of the Offer or issued or granted any orders or injunctions that is in effect as of immediately prior to the expiration of the Offer, in each case, which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions.

The Company has also made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the consummation of the Merger. The Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances and subject to other terms and conditions in the Merger Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions would be or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

The Merger Agreement contains certain termination rights for Thorne and the Buyer Parties. Upon termination of the Merger Agreement under specified circumstances, including Parent’s termination within ten business days of a Company Board Recommendation Change or a material breach by Thorne of its “no-shop” restrictions, or Thorne’s termination to enter into a definitive Alternative Acquisition Agreement pursuant to a Superior Proposal, the Company will be required to pay to Parent or its designee a termination fee of $25,157,969. This termination fee will also be payable by Company if the Merger Agreement is terminated under certain circumstances and, following the execution and delivery of the Merger Agreement and prior to any such termination, an Acquisition Proposal has been made to the Company or the Company Board or announced or publicly disclosed and not withdrawn or otherwise abandoned, and within one year of such termination, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (in each case, whether or not the Acquisition Proposal referenced in the preceding clause). In addition to the foregoing termination rights, and subject to certain limitations, either the Company or Parent may terminate the Merger Agreement if the Offer is not consummated by December 27, 2023 (as may be extended to May 27, 2023, in accordance with the terms of the Merger Agreement).

The Merger Agreement also provides that Thorne, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Offer and the Merger if the applicable conditions set forth in the Merger Agreement are satisfied. The Buyer Parties’ liability for monetary damages for breaches of the Merger Agreement will not exceed $67,087,918.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations and warranties by Thorne and each of the Buyer Parties. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date or dates as may be specified in the Merger Agreement.

Tender and Support Agreements

On August 27, 2023, and August 28, 2023, the Buyer Parties entered into tender and support agreements (the “Support Agreements”) with each director of the Company (or such directors’ affiliate, including Mitsui & Co. Ltd., Helsinn International (U.S.) Corporation, and Diversified Natural Products, Inc.), each executive officer of the Company, certain other employees of the Company, and Kirin Holdings Company, Limited (collectively, the “Support Agreement Parties”).

Under the Support Agreements, each Support Agreement Party has agreed to validly tender in the Offer all of such Support Agreement Party’s shares of Company Common Stock. Each Support Agreement Party has also agreed to vote all such shares of Company Common Stock against (a) any action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Support Agreement Party contained in such Support Agreement Party’s Support Agreement, or (ii) result in any of the conditions set forth in Section 2.4 or Annex A of the Merger Agreement not being satisfied on or before the Termination Date; (b) against any change in the Company Board that is not recommended or approved by the Company Board; and (c) against any Acquisition Proposal or any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Offer or the Merger.

Prior to the execution of the Merger Agreement, Support Agreement Parties holding approximately 45% of the Company’s outstanding shares of Company Common Stock agreed to validly tender such shares, and following execution of the Merger Agreement, Support Agreement Parties holding approximately an additional 29% of the Company’s outstanding shares of Company Common Stock agreed to validly tender such shares.

The Support Agreements also contain restrictions on transfer of shares of Company Common Stock held by the Support Agreement Parties, subject to certain exceptions. In addition, the Support Agreement entered into by Paul Jacobson, Chairman of the Company Board and Chief Executive Officer of the Company, contains certain additional restrictive covenants applicable to Mr. Jacobson for a period of up to four years following the Closing Date, including that Mr. Jacobson may not own, acquire or control any voting or equity interest in, manage, operate, control, or participate in the ownership, management, operation or control of, be employed by, permit his name to be used in connection with, or otherwise provide competing services to, or otherwise engage in, any business that competes with any service or product offering that, as of the Closing Date, the Company or any of its subsidiaries engages in or is, as of the Closing Date, actively contemplating engaging in, throughout any state, province, territory or country in which the Company or any of its subsidiaries currently operates or where the products of the Company or any of its Subsidiaries are sold.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreements, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 28, 2023, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 27, 2023, by and among Healthspan Buyer, LLC, Healthspan Merger Sub, Inc. and Thorne HealthTech, Inc.*

10.1	Form of Tender and Support Agreement.

99.1	Press Release, dated as of August 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

In connection with the proposed acquisition of Thorne, Purchaser will commence a tender offer for all of the outstanding shares of Thorne. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Thorne. It is also not a substitute for the tender offer materials that Purchaser will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. The solicitation and offer to buy the outstanding shares of Thorne will only be made pursuant to an offer to purchase and related tender offer materials. At the time of the commencement of the tender offer, Purchaser will file tender offer materials on Schedule TO with the SEC, and Thorne will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THORNE’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Thorne’s stockholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to Thorne’s stockholders by visiting Thorne’s website (https://investors.thornehealthtech.com/). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Thorne with the SEC) will be available free of charge on the SEC’s website (http://www.sec.gov) upon filing with the SEC. THORNE’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PURCHASER OR THORNE WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PURCHASER AND THORNE.

Forward-Looking Statements

This communication contains forward-looking statements. All statements other than statements of historical facts contained in this communication are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this communication include, but are not limited to, statements regarding Thorne’s pending acquisition by L Catterton or its affiliates (the “Transaction”), including the expected timing of the closing of the Transaction and considerations taken into account by Thorne’s Special Committee of the Board of Directors and Thorne’s Board of Directors in approving the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of Thorne’s assumptions prove incorrect, Thorne’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include the risk that the conditions to the tender offer or the closing of the Transaction are not satisfied, including the risk that a sufficient number of Thorne’s stockholders do not tender their shares into the tender offer or otherwise participate in the Transaction; risks associated with potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Thorne; and the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in Thorne’s filings made with the SEC, including its Annual Report on Form 10-K filed on March 31, 2023 and its subsequent Quarterly Reports on Form 10-Q and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. All forward-looking statements in this communication are based on information available to Thorne as of the date of this communication, and Thorne does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNE HEALTHTECH, INC.

Date: August 28, 2023	By: /s/ Saloni Varma
Saloni Varma
Chief Financial Officer